                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):   January 31, 1996



                                TOM BROWN, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
        ----------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

          0-3880                                             95-1949781
- ------------------------------                     ----------------------------
    (Commission file No.)                          (IRS Employer identification
                                                   number)

              508 West Wall, Suite #500, Midland, Texas     79701
- --------------------------------------------------------------------------------
     (Address of principal executive offices)                    (Zip Code)


                                 (915) 682-9715
- --------------------------------------------------------------------------------
              (Registrant's telephone number including area code)


- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired:

         The audited financial statements for KN Production Company ("KNPC"), a Delaware corporation, are filed herewith beginning on page F-1 of this Form 8-K/A Report.


(b)  Pro Forma Financial Information:

                 As described in the Form 8-K Report, dated February 13, 1996, of Tom Brown, Inc. (the "Registrant"), the Registrant and KN
         Energy, Inc. ("KNE") closed joint transactions on January 31, 1996 which resulted in (i) the Registrant's acquisition of all of the issued and outstanding stock of KNPC, formerly a wholly owned subsidiary of KNE, and (ii) KNE's acquisition of 1,000,000 shares of the Registrant's $1.75 Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), and 918,367 shares of the Registrant's Common Stock. In addition, Wildhorse Energy Partners, LLC was formed by the Registrant and KNE for the purpose of providing gas gathering, processing, marketing, field and storage services.

         The transactions were consummated pursuant to (i) an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated January 31, 1996, by and among the Registrant and its wholly owned subsidiary, TBI Acquisition, Inc. ("TBIA"), and KNE and its wholly owned subsidiary, KNPC, and (ii) a Limited Liability Company Agreement of Wildhorse Energy Partners, LLC, a Delaware limited liability company of which the Registrant and KNE are the sole members. The transaction has been recorded under the purchase method of accounting.

         The purchase price of the transaction was negotiated by the Registrant and KNE and was determined to be $36.25 million, of which $25 million was paid in the form of 1,000,000 shares of the Company's $1.75 Convertible Preferred Stock, Series A and the remaining $11,250,000 was paid in the form of 918,367 shares of the Registrant's Common Stock, based on a price per share of $12.25.

         Filed herewith, beginning on page F-18, are the unaudited pro forma condensed consolidated balance sheet as of December 31, 1995 and the unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 1995 of the Registrant which reflect the acquisition of KNPC using the assumptions set forth below and in the accompanying notes, and such statements are subject to change.

         The unaudited pro forma condensed consolidated balance sheet as of December 31, 1995 presents the acquisition of KNPC as if it had occurred at December 31, 1995, while the unaudited condensed consolidated statements of operations for the twelve months ended December 31, 1995 present the transaction as if it had occurred at January 1, 1995.

         The unaudited pro forma financial statements should be read in conjunction with the separate financial statements and notes thereto of KNPC filed herewith and the Registrant's financial statements and notes thereto included in its previously filed form 10-K Report for its fiscal year ended December 31, 1995. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations of the consolidated companies that might have occurred or as it may be in the future.

(c)  Exhibits:

     Exhibit No.                                     Description
     -----------                                     -----------

        10.1 Agreement and Plan of Reorganization, dated January 31, 1996, By and Among Tom Brown, Inc., TBI Acquisition, Inc., K N Production Company and K N Energy, Inc. (Incorporated by reference to Exhibit No. 10.1 in the Registrant's Form 8-K Report dated February 13, 1996 and filed with the Securities and Exchange Commission on February 15, 1996.)

        10.2 Limited Liability Company Agreement, dated January 31, 1996, of Wildhorse Energy Partners, LLC, between Tom
                     Brown, Inc. and K N Energy, Inc. (Incorporated by reference to Exhibit No. 10.2 in the Registrant's Form 8-K Report dated February 13, 1996 and filed with the Securities and Exchange Commission on February 15, 1996.)

        10.3 Certificate of Designations, Powers, Preferences and Rights of the $1.75 Convertible Preferred Stock, Series A, $.10 Par Value (Incorporated by reference to Exhibit No.
                     10.3 in the Registrant's Form 8-K Report dated February 13, 1996 and filed with the Securities and Exchange Commission on February 15, 1996.)

        10.4 Registration Rights Agreement, dated January 31, 1996, between Tom Brown, Inc. and K N Energy, Inc. (Incorporated by reference to Exhibit No. 10.4 in the Registrant's Form 8-K Report dated February 13, 1996 and filed with the Securities and Exchange Commission on February 15, 1996.)

                     K N PRODUCTION COMPANY

                     FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1995 AND 1994 AND
                        FOR THE THREE YEARS IN THE PERIOD
                        ENDED DECEMBER 31, 1995
                     TOGETHER WITH REPORT OF INDEPENDENT
                        PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder of
      K N Production Company:

We have audited the accompanying balance sheets of K N PRODUCTION COMPANY (a Delaware corporation) as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K N Production Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP



Denver, Colorado,
   February 29, 1996.

                             K N PRODUCTION COMPANY

                                 BALANCE SHEETS

                                                                                           December 31
                                                                             -------------------------------------
                                      ASSETS                                      1995                   1994
                                      ------                                 ---------------       ---------------
CURRENT ASSETS:
   Cash and cash equivalents                                                 $            --       $       229,253
   Accounts receivable, net of allowance for doubtful
      accounts of $44,190 and $23,158, respectively                                3,285,090             3,822,250
   Income tax receivable                                                           1,138,866               314,707
   Inventories                                                                       212,330               289,498
   Prepaid drilling costs                                                            273,718             1,820,516
   Other prepaids and deposits                                                        14,091               756,006
                                                                             ---------------       ---------------
             Total current assets                                                  4,924,095             7,232,230
                                                                             ---------------       ---------------
PROPERTY AND EQUIPMENT, at cost:
   Gas and oil properties (successful efforts method
      of accounting)                                                              42,317,849            43,341,416
   Gathering and storage facilities                                                5,655,428             5,471,943
   Less- Accumulated depreciation, depletion
      and amortization                                                           (14,188,988)          (13,858,085)
                                                                             ---------------       ---------------
             Net property and equipment                                           33,784,289            34,955,274
                                                                             ---------------       ---------------
OTHER ASSETS                                                                         269,225               337,726
                                                                             ---------------       ---------------
             Total assets                                                    $    38,977,609       $    42,525,230
                                                                             ===============       ===============


                     The accompanying notes are an integral
                         part of these balance sheets.

                             K N PRODUCTION COMPANY

                                 BALANCE SHEETS

                                                                                          December 31
                                                                             -------------------------------------
                       LIABILITIES AND STOCKHOLDER'S EQUITY                        1995                  1994
                       ------------------------------------                  ---------------       ---------------
CURRENT LIABILITIES:
   Accounts payable - trade                                                  $     4,112,560         $   5,013,938
   Accounts payable - affiliates                                                          --             1,542,646
   Gas imbalances                                                                         --               571,027
   Accrued expenses                                                                  596,165               232,256
                                                                             ---------------       ---------------
             Total current liabilities                                             4,708,725             7,359,867
                                                                             ---------------       ---------------
OTHER DEFERRED CREDITS                                                                    --                72,180
                                                                             ---------------       ---------------
DEFERRED INCOME TAXES                                                              2,253,845             3,104,115
                                                                             ---------------       ---------------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDER'S EQUITY:
   Common stock, $.01 par value, authorized 100,000 shares;
      outstanding 100,000 shares                                                       1,000                 1,000
   Additional paid-in capital                                                     47,408,468            46,922,486
   Accumulated deficit                                                           (15,394,429)          (14,934,418)
                                                                             ---------------       ---------------
             Total stockholder's equity                                           32,015,039            31,989,068
                                                                             ---------------       ---------------
             Total liabilities and stockholder's equity                      $    38,977,609       $    42,525,230
                                                                             ===============       ===============


                     The accompanying notes are an integral
                         part of these balance sheets.

                            K N PRODUCTION COMPANY

                           STATEMENTS OF OPERATIONS

                                                                         Years Ended December 31
                                                          -------------------------------------------------------
                                                               1995                1994                 1993
                                                          --------------      --------------       --------------
REVENUES:
   Gas and oil sales - third party                        $    8,599,934      $   10,186,677       $    6,216,855
   Gas and oil sales - affiliates                                     --           2,660,645            1,302,303
   Storage and transportation fees - affiliates                  892,969           1,002,653              942,386
   Other                                                         305,565             278,744              209,014
                                                          --------------      --------------       --------------
             Total revenues                                    9,798,468          14,128,719            8,670,558
                                                          --------------      --------------       --------------
COSTS AND EXPENSES:
   Lease operating expenses                                    2,767,209           2,751,723            1,503,931
   Production taxes                                              766,190           1,198,759              653,555
   General and administrative (Note 3)                         2,742,203           2,920,421            1,478,999
   Depreciation, depletion and
      amortization                                             4,608,032           5,169,512            3,574,237
                                                          --------------      --------------       --------------
             Total costs and expenses                         10,883,634          12,040,415            7,210,722
                                                          --------------      --------------       --------------
OPERATING (LOSS) INCOME                                       (1,085,166)          2,088,304            1,459,836
                                                          --------------      --------------       --------------
OTHER INCOME AND (DEDUCTIONS):
   Interest income and other                                      17,150              35,902               89,101
   Gain on property sales                                        922,666             234,025               84,517
                                                          --------------      --------------       --------------
INCOME (LOSS) BEFORE INCOME TAXES                               (145,350)          2,358,231            1,633,454

INCOME TAX BENEFIT (EXPENSE)                                     820,150            (163,917)             323,280
                                                          --------------      --------------       --------------
NET INCOME                                                $      674,800      $    2,194,314       $    1,956,734
                                                          ==============      ==============       ==============


                     The accompanying notes are an integral
                      part of these financial statements.

                             K N PRODUCTION COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                          Additional                                 Total
                                         Common            Paid-in          Accumulated          Stockholder's
                                          Stock            Capital            Deficit               Equity
                                         ------          -----------       ------------          -----------
BALANCE, at December 31, 1992            $1,000          $35,346,759       $(16,945,950)         $18,401,809

   Equity contribution (Note 5)              --              201,966                 --              201,966
   Net income                                --                   --          1,956,734            1,956,734
   Dividends                                 --                   --           (487,872)            (487,872)
                                         ------          -----------       ------------          -----------
BALANCE, at December 31, 1993             1,000           35,548,725        (15,477,088)          20,072,637

   Equity contribution (Note 5)              --           11,373,761                 --           11,373,761
   Net income                                --                   --          2,194,314            2,194,314
   Dividends                                 --                              (1,651,644)          (1,651,644)
                                         ------          -----------       ------------          -----------
BALANCE, at December 31, 1994             1,000           46,922,486        (14,934,418)          31,989,068

   Equity contribution (Note 5)              --              485,982                 --              485,982
   Net income                                --                   --            674,800              674,800
   Dividends                                 --                   --         (1,134,811)          (1,134,811)
                                         ------          -----------       ------------          -----------
BALANCE, at December 31, 1995            $1,000          $47,408,468       $(15,394,429)         $32,015,039
                                         ======          ===========       ============          ===========


   The accompanying notes are an integral part of these financial statements.

                             K N PRODUCTION COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                             Years Ended December 31
                                                                -------------------------------------------------
                                                                   1995                1994              1993
                                                                ------------       ------------      ------------
CASH FLOWS FROM OPERATING
   ACTIVITIES:
      Net income (loss)                                         $   (848,288)       $ 2,194,314       $ 1,956,734
      Adjustments to reconcile net loss to net
          cash provided by operating activities-
             Depreciation, depletion and
                amortization                                       4,608,032          5,169,512         3,574,237
             Gain on sales of assets                                (922,666)          (234,025)          (84,517)
             Deferred income taxes                                  (850,270)           947,477            80,099
      Changes in operating assets and liabilities-
          Decrease (increase) in accounts
             receivable, income tax receivable                      (286,999)        (2,483,108)          (68,247)
          Decrease (increase) in inventories                          77,168           (126,343)           47,889
          Decrease (increase) in prepaid
             drilling costs                                        1,546,798         (1,820,516)               --
          Decrease (increase) in other
             prepaids and deposits                                   741,915          2,483,754        (3,046,664)
          Increase (decrease) in accounts
             payable                                              (2,444,024)         5,369,201           (74,935)
          Increase (decrease) in accrued
             expenses and gas imbalances                            (207,118)        (1,622,939)        1,186,738
          Decrease (increase) in other assets                         68,501            (37,443)            6,900
          Increase (decrease) in other deferred                      (72,180)            72,180                --
                                                                ------------       ------------      ------------
                Net cash (used in) provided by
                   operating activities                            1,410,869          9,912,064         3,578,234
                                                                ------------       ------------      ------------


                     The accompanying notes are an integral
                      part of these financial statements.

                             K N PRODUCTION COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                             Years Ended December 31
                                                                 -------------------------------------------------
                                                                    1995               1994               1993
                                                                 -----------       -------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sales of assets                                 $ 6,482,783       $  17,797,711      $  1,327,792
   Capital and exploration expenditures                           (7,474,076)        (37,353,347)       (4,721,535)
                                                                 -----------       -------------      ------------
             Net cash provided by (used in)
                investing activities                                (991,293)        (19,555,636)       (3,393,743)
                                                                 -----------       -------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Equity contribution                                               485,982          11,373,761           201,966
   Dividends                                                      (1,134,811)         (1,651,644)         (487,872)
                                                                 -----------       -------------      ------------
             Net cash provided by (used in)
                financing activities                                (648,829)          9,722,117          (285,906)
                                                                 -----------       -------------      ------------
             Net increase (decrease) in cash
                and cash equivalents                                (229,253)             78,545          (101,415)

CASH AND CASH EQUIVALENTS,
   beginning of year                                                 229,253             150,708           252,123
                                                                 -----------       -------------      ------------
CASH AND CASH EQUIVALENTS,
   end of year                                                   $        --       $     229,253      $    150,708
                                                                 ===========       =============      ============

CASH PAID DURING THE YEAR FOR:
   Income taxes                                                  $        --       $          --      $         --
                                                                 ===========       =============      ============


                     The accompanying notes are an integral
                      part of these financial statements.

                             K N PRODUCTION COMPANY


                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993



(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation and Presentation

The financial statements include the accounts of K N Production Company ("KNPC") and GASCO, Inc. ("GASCO"), which was merged into KNPC on April 1, 1995. The financial statements reflect the combined operations of KNPC and GASCO (collectively, the "Company") for all periods presented. Both KNPC and GASCO, prior to its merger with KNPC, have been wholly owned subsidiaries of K N Energy, Inc. ("K N"). As discussed in Note 8, K N sold its ownership interest in the Company to Tom Brown, Inc. in January 1995.

The Company is engaged primarily in the acquisition, development and production of natural gas and crude oil in the Rocky Mountain region. At December 31, 1995, the Company had approximately 225,000 net undeveloped acres under lease and owned interests in 624 producing wells (243 net), of which it operated 308 (190 net). In addition to oil and gas properties, the Company owns the Wolf Creek gas storage field and also owns interests in three small gathering systems.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

      Cash Equivalents

The Company records as cash equivalents all highly liquid investments with a maturity when purchased of three months or less.

      Inventories

Inventories consist primarily of pipe and other production equipment. Inventories are stated at the lower of cost or market.

      Property and Equipment

The Company accounts for its natural gas and crude oil exploration and production activities under the successful efforts method of accounting. Costs of productive wells, development dry holes and productive leases are capitalized and amortized over the life of remaining proved reserves on a well-by-well basis using the unit-of-production method. Gas and oil lease acquisition costs are capitalized when incurred. Unproved properties with significant acquisition costs are assessed quarterly on a property-by-property basis and any impairment in value is charged to expense. If the unproved properties are determined to be productive, the appropriate related costs are transferred to proved gas and oil properties.

Exploration costs, including geological and geophysical expenses and delay rentals for gas and oil leases, are charged to expense as incurred.
Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found proved reserves. As of December 31, 1995, the Company had no exploratory wells in progress.

Other property and equipment is recorded at cost. Depreciation is computed using the straight-line method based on estimated useful lives.

Maintenance and repairs are charged to expense; renewals and betterments are charged to the appropriate equipment accounts. Upon retirement or disposition of assets, the cost and related accumulated depreciation are removed from the accounts with the resulting gains or losses, if any, reflected in results of operations.

      Natural Gas Revenues

Revenues from oil and gas sales are recorded on an accrual basis as sales are made and deliveries occur.

      Other Revenue

Other revenue is primarily comprised of royalties associated with coal production at a mine in the Raton Basin of Colorado. The Company receives a royalty equal to $0.35 per ton of coal sold. Subsequent to yearend, the mine was closed which resulted in suspension of the royalty payments.

      Income Taxes

The Company provides for income taxes using the asset and liability method under which deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax laws or tax rates is recognized in income in the period such changes are enacted.

The Company joins in filing a consolidated income tax return with K N.
Pursuant to an income tax allocation arrangement with K N and its subsidiaries, the Company receives expense (benefit) for income taxes based on its pro rata contribution of taxable income (loss) to K N's consolidated taxable income
(loss).

(2)      PROPERTY ACQUISITIONS/DISPOSITIONS

On February 1, 1994, the Company acquired gas reserves and production properties located in western Colorado and in the Moxa Arch region of southwestern Wyoming for a total purchase price of approximately $30 million. The acquired properties had total net reserves of approximately 50 Bcf equivalent of natural gas. In October 1994, the Company sold a 50 percent undivided interest in substantially all the acquired properties to a third party with whom it will jointly develop the properties.

(3)   TRANSACTIONS WITH RELATED PARTIES

The Company enters into transactions with K N and its subsidiaries. Principle recurring transactions are as follows:

      Corporate Shared Services

K N and its subsidiaries share certain costs associated with its headquarters location, including facilities costs, legal and human resource expenses, and senior management time. The Company has incurred approximately $2,742,203, $2,920,421 and $1,478,999 of related party expenses in connection with the shared services for the years ended December 31, 1995, 1994 and 1993, respectively. The Company believes that the methodology used by K N in allocating related party expenses is reasonable.

      Gas and Oil Sales

The Company sells a portion of its production to a gas marketing subsidiary of K N. All sales to this company are at market rates.

      Storage and Transportation Services

The Company has an agreement with an affiliate to lease storage space to the affiliate at the Wolf Creek storage facility. The agreement stipulates that the Company receive an annual reservation charge of approximately $9,500 in addition to monthly activity fees. The monthly activity fees are based upon specific terms stipulated in the agreement and approximated $70,000 per month during 1995. The agreement is cancelable upon 30 days notice by either party.

(4)   INCOME TAXES

Components of the income tax benefit (provision) applicable to federal and state income taxes are as follows:

                                                              Twelve Months
                                                            Ended December 31
                                             ---------------------------------------------------
                                               1995                 1994                 1993
                                             ----------          ----------           ----------
Current:
   Federal                                   $   25,670          $  794,338           $  422,737
   State                                        (55,790)            (10,778)             (19,358)
                                             ----------          ----------           ----------
   Total                                        (30,120)            783,560              403,379

Deferred:
   Federal                                      756,647            (916,898)            (118,752)
   State                                         93,623             (30,579)              38,653
                                             ----------          ----------           ----------
   Total                                        850,270            (947,477)             (80,099)

Total tax benefit (provision)                $  820,150          $ (163,917)          $  323,280
                                             ==========          ==========           ==========


A reconciliation of the Company's income tax expense calculated at the U.S. federal statutory rate is summarized as follows:

                                                              Twelve Months
                                                            Ended December 31
                                             ---------------------------------------------------
                                               1995                 1994                 1993
                                             ----------          ----------           ----------
Federal income tax (provision)
   benefit at statutory rate                 $   50,872          $ (825,381)          $ (571,709)
State income tax, net of
   federal benefit                                4,724             (76,642)             (53,087)
Nonconventional fuels credit                    794,109             757,000              987,915
Other                                           (29,555)            (18,894)             (39,839)
                                             ----------          ----------           ----------
                                             $  820,150          $ (163,917)          $  323,280
                                             ==========          ==========           ==========


The Section 29 nonconventional fuels credit was enacted by Congress to provide incentives to explore for and produce natural gas through secondary recovery for certain defined properties, including tight sands gas and coal bed methane. The tax credit is based upon production.

The temporary differences which gave rise to significant portions of the deferred tax liabilities relate primarily to gas and oil acquisition, exploration and development costs deducted for tax purposes is excess of book.

The Company has approximately $2,626,134 of AMT credit carryforwards that may be carried forward indefinitely.

(5)   STOCKHOLDER'S EQUITY

The Company is a wholly-owned subsidiary of K N. As such, all equity transactions are with the parent company. The equity contribution during 1994 related to the Company's acquisition of gas reserves and production properties as discussed in Note 2. The contributions during 1993 and 1995 were made to fund capital expenditures and for working capital purposes.

(6)   SIGNIFICANT CUSTOMERS

Gas and oil sales to one purchaser, K N Gas Marketing, Inc., accounted for 11% of oil and gas sales and marketing, gathering and processing revenues for the year ended December 31, 1995. As there are numerous other parties available to purchase the Company's production, the Company believes the loss of these purchasers would not materially affect its ability to sell natural gas or crude oil.

(7)   COMMITMENTS AND CONTINGENCIES

The Company's operations are subject to numerous Federal and state government regulations which may give rise to claims against the Company. In addition, the Company is a defendant in various lawsuits generally incidental to its business. The Company does not believe that the ultimate resolution of such litigation will have a material adverse effect on the Company's financial position or results of operations. K N has agreed to indemnify the Company against specific claims incurred as of December 31, 1995.

The Company's revenues are derived principally from uncollateralized sales to customers in the gas and oil industry. The concentration of credit risk in a single industry affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. The Company has not experienced significant credit losses on such receivables.

The Company is obligated under a noncancelable lease agreement for certain office space. Future minimum rental payments under this lease are as follows:

                 Year ending December 31-
                    1996                                              $229,140
                    1997                                               114,570
                                                                      --------
                                                                      $343,710
                                                                      ========

(8)   SUBSEQUENT EVENT

In December 1995, K N announced its intent to merge the Company with Tom Brown, Inc. The merger resulted in an exchange of 0.9 million shares of Tom Brown common stock and 1.0 million shares of new convertible preferred stock of Tom Brown for all of the common shares of KNPC. The transaction was treated as a tax-free reorganization and closed in January 1995.

(9)   SUPPLEMENTAL INFORMATION RELATED TO
          GAS AND OIL ACTIVITIES (UNAUDITED)

      Capitalized Costs and Costs Incurred

The following tables set forth certain historical costs and operating information related to the Company's gas and oil producing activities.

                                                                  December 31
                                                      ----------------------------------
                                                          1995                  1994
                                                      ------------          ------------
Proved gas and oil properties                         $ 32,541,000          $ 34,387,000
Unproved properties                                      7,567,000             6,828,000
                                                      ------------          ------------
   Total gas and oil properties                         40,108,000            41,215,000

Less- Accumulated depreciation,
   depletion and amortization                          (11,269,000)          (11,398,000)
                                                      ------------          ------------
   Net capitalized costs                              $ 28,839,000          $ 29,817,000
                                                      ============          ============

Cost incurred-
   Proved property acquisition costs                  $         --          $  8,810,000
   Unproved property acquisition costs                     879,000             5,400,000
   Exploration costs                                       932,000               313,000
   Development costs                                     4,621,000             7,732,000
                                                      ------------          ------------
        Total                                         $  6,432,000          $ 22,255,000
                                                      ============          ============


      Gas and Oil Reserve Information (Unaudited)

The following summarizes the policies used by the Company in preparing the accompanying gas and oil reserve disclosures, Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Gas and Oil Reserves and reconciliation of such standardized measure between years.

Estimates of proved and proved developed reserves at December 31, 1995 and 1994 were principally prepared by independent petroleum consultants. Proved reserves are estimated quantities of natural gas and crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be recovered through existing wells with existing equipment and operating methods. All of the Company's gas and oil reserves are located in the United States.

The standardized measure of discounted future net cash flows from production of proved reserves was developed as follows:

         1. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on yearend economic conditions.

         2. Estimated future cash flows from proved reserves were determined based on yearend prices, except in those instances where fixed and determinable price escalations are included in existing contracts.

         3. The future cash flows are reduced by estimated production costs and costs to develop and produce the proved reserves, all based on yearend economic conditions and by the estimated effect of future income taxes based on the then-enacted tax law.

             The standardized measure of discounted future net cash flows does not purport to present, nor should it be interpreted to present, the fair value of the Company's gas and oil reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, and anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

      Quantities of Gas and Oil Reserves (Unaudited)

The following table presents estimates of the Company's net proved and proved developed natural gas and oil reserves (including natural gas liquids):

                                                                    Reserve Quantities
                                                                      (in thousands)
                                                               ---------------------------
                                                                  Gas                Oil
                                                               --------            -------
                                                                 (Mcf)              (Bbls)
Estimated reserves at December 31, 1992                          18,795                432

   Revisions of previous estimates                                4,281                 88
   Purchase of minerals in place                                  2,167                 --
   Extensions and discoveries                                     1,842                 45
   Sales of minerals in place                                       (59)               (26)
   Production                                                    (2,947)              (126)
                                                               --------            -------
Estimated reserves at December 31, 1993                          24,079                413

   Revisions of previous estimates                               (1,056)               154
   Purchase of minerals in place                                 22,516                438
   Extensions and discoveries                                     5,889                 11
   Sales of minerals in place                                      (717)               (33)
   Production                                                    (5,293)              (222)
                                                               --------            -------
Estimated reserves at December 31, 1994                          45,418                761

                                                                     Reserve Quantities
                                                                       (in thousands)
                                                                ---------------------------
                                                                  Gas                  Oil
                                                                -------              ------
                                                                 (Mcf)               (Bbls)
   Revisions of previous estimates                               (8,136)               (41)
   Purchase of minerals in place                                     --                 --
   Extensions and discoveries                                       555                  2
   Sales of minerals in place                                    (1,624)               (77)
   Production                                                    (4,854)              (126)
                                                                -------              -----
Estimated reserves at December 31, 1995                          31,359                519
                                                                =======              =====

Proved developed reserves:
   December 31, 1993                                             22,590                377
   December 31, 1994                                             34,245                643
   December 31, 1995                                             27,352                419
                                                                =======              =====



Standardized measure of discounted future net cash flows relating to proved gas and oil reserves (unaudited):

                                                                     December 31
                                                  ----------------------------------------------
                                                    1995                1994              1993
                                                  --------            --------          --------
                                                                   (in thousands)
Future cash flows                                 $ 48,478            $ 83,307          $ 48,954
Future production costs                            (18,787)            (27,324)          (18,447)
Future development costs                            (3,099)             (6,695)             (625)
                                                  --------            --------          --------
Future net cash flows before tax                    26,592              49,288            29,882
Future income taxes                                 (2,421)            (11,917)           (4,525)
                                                  --------            --------          --------
Future net cash flows after tax                     24,171              37,371            25,357
Annual discount at 10%                              (9,687)            (14,498)           (9,717)
                                                  --------            --------          --------
Standardized measure of discounted
   future net cash flows                          $ 14,484            $ 22,873          $ 15,640
                                                  ========            ========          ========

Changes in standard measure of discounted future net cash flows:

                                                                Years Ended December 31
                                                    ---------------------------------------------
                                                      1995                1994             1993
                                                    --------            --------         --------
                                                                    (in thousands)
Gas and oil sales, net of production
   costs                                             $(5,132)           $ (8,021)        $ (5,464)
Net changes in prices and
   production costs                                   (7,484)                799           (1,133)
Extensions and discoveries, less
   related costs                                         272               3,556            1,440
Change in estimated future
   development costs                                   2,715                (589)            (127)
Previously estimated development
   cost incurred                                         789                 426              810
Net change in income taxes                             4,508              (3,143)           3,287
Purchase of minerals in place                             --              13,070            1,108
Sales of minerals in place                            (1,386)               (613)            (298)
Accretion of discount                                  2,899               1,861            1,747
Revision of quantity estimates                        (4,248)               (100)           3,719
Changes in production rates and other                 (1,322)                (13)            (657)
                                                    --------            --------         --------
Change in standardized measure                      $ (8,389)           $  7,233         $  4,432
                                                    ========            ========         ========

                INDEX TO UNAUDITED PROFORMA FINANCIAL STATEMENTS


                                                                  Page Number
Pro Forma Condensed Consolidated Balance Sheet                        F-19
         as of December 31, 1995


Pro Forma Condensed Consolidated Statement of Operations              F-21
         for the Twelve Months Ended December 31, 1995

Notes to Pro Forma Condensed Consolidated Financial Statements        F-22
         for the Balance Sheet as of December 31, 1995 and
         the Statement of Operations for the Twelve Months Ended
         December 31, 1995.

                        TOM BROWN, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                               December 31, 1995


                                                     Historical                    Pro Forma Adjustments:
                                         ---------------------------------        -----------------------       Pro Forma
                                         Tom Brown, Inc.          KNPC              Amount     Note Reference  Consolidated
                                         ---------------       -----------        ---------    --------------  ------------
         Assets
         -----
Current assets:
Cash and cash equivalents                  $  4,982,000        $        --      $   (163,000)      (3)         $  4,819,000

Accounts receivable                           7,470,000          4,424,000                                       11,894,000
Inventories                                     246,000            212,000                                          458,000
Other                                           190,000            288,000                                          478,000
                                           ------------        -----------      ------------                   ------------

Total current assets:                        12,888,000          4,924,000          (163,000)                    17,649,000
                                           ------------        -----------      ------------                   ------------

Property and equipment, at cost:
Gas and oil properties, successful
efforts method of accounting                186,624,000         42,318,000       (10,499,000)      (1)          218,443,000
Other                                        12,056,000          5,655,000           545,000       (1)           18,256,000
                                           ------------        -----------      ------------                   ------------
                                            198,680,000         47,973,000       ( 9,954,000)                   236,699,000

Less:  Accumulated depreciation,
         depletion and amortization         112,695,000         14,189,000       (14,189,000)      (1)          112,695,000
                                           ------------        -----------      ------------                   ------------
         Net property and equipment          85,985,000         33,784,000         4,235,000                    124,004,000
                                           ------------        -----------      ------------                   ------------

Senior gas indexed notes                     51,093,000                 --                                       51,093,000
Deferred income taxes, net                   13,170,000                 --        (2,254,000)                    10,916,000
Other assets                                  1,038,000            270,000           163,000       (3)            1,471,000
                                           ------------        -----------      ------------                   ------------

                                           $164,174,000        $38,978,000         1,981,000                   $205,133,000
                                           ============        ===========      ============                   ============

                 The accompanying notes are an integral part
                   of these pro forma financial statements.

                        TOM BROWN, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                               December 31, 1995

                                                     Historical                    Pro Forma Adjustments:
                                         ---------------------------------        -----------------------       Pro Forma
                                         Tom Brown, Inc.          KNPC              Amount     Note Reference  Consolidated
                                         ---------------       -----------        ---------    --------------  ------------
Liabilities & Stockholders' Equity
- ----------------------------------

Current liabilities:
Accounts payable                           $  5,979,000        $ 4,113,000                                     $ 10,092,000
Accrued expenses                              1,536,000            596,000                                        2,132,000
                                           ------------        -----------                                     ------------
Total current liabilities:                    7,515,000          4,709,000                                       12,224,000
                                           ------------        -----------                                     ------------

Deferred income taxes                                --          2,254,000        (2,254,000)                            --

Commitments and contingencies

Stockholders' equity:
Preferred stock                                      --                 --           100,000    (1)                 100,000
Common stock                                  2,018,000              1,000            90,000    (1)               2,109,000
Additional paid-in capital                  224,889,000         47,408,000       (11,349,000)   (1)             260,948,000
Accumulated deficit                         (70,248,000)       (15,394,000)       15,394,000    (1)             (70,248,000)
                                           ------------        -----------       -----------                   ------------

Total stockholders' equity                  156,659,000         32,015,000         4,235,000                    192,909,000
                                           ------------        -----------       -----------                   ------------

                                           $164,174,000        $38,978,000       $ 1,981,000                   $205,133,000
                                           ============        ===========       ===========                   ============

                 The accompanying notes are an integral part
                   of these pro forma financial statements.

                        TOM BROWN, INC. AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Twelve Months ended December 31, 1995

                                                     Historical                    Pro Forma Adjustments:
                                         ---------------------------------        -----------------------       Pro Forma
                                         Tom Brown, Inc.          KNPC              Amount     Note Reference  Consolidated
                                         ---------------       -----------        ---------    --------------  ------------
Revenues:
Gas and oil sales                          $  20,385,000       $ 8,600,000      $                               $28,985,000
Gain (loss) on sales of gas
  and oil properties                           4,402,000           923,000                                        5,325,000
Marketing, gathering,
  processing & storage                        15,572,000           893,000                                       16,465,000
Interest income & other                          694,000           323,000                                        1.017,000
                                           -------------       -----------                                      -----------
     Total revenues                           41,053,000        10,739,000                                       51,792,000
                                           -------------       -----------                                      -----------

Costs and expenses:
  Gas and oil production                       4,834,000         1,993,000                                        6,827,000
  Taxes on gas & oil production                2,043,000           766,000                                        2,809,000
  Cost of gas sold                            13,146,000                --                                       13,146,000
  Exploration costs                            3,644,000           775,000                                        4,419,000
  Impairments of leasehold costs                 582,000           240,000                                          822,000
  General and administrative                   4,087,000         2,742,000        (2,042,000)    (2)              4,787,000
  Option plan compensation                        97,000                --                                           97,000
  Depreciation, depletion and
     amortization                              9,994,000         4,368,000           508,000     (5)             14,870,000
  Writedown of properties                      8,368,000                --                                        8,368,000
  Interest expense                             1,369,000                                                          1,369,000
                                           -------------       -----------      ------------                    -----------
     Total costs and expenses                 48,164,000        10,884,000        (1,534,000)                    57,514,000
                                           -------------       -----------      ------------                    -----------


     Loss before income taxes                 (7,111,000)         (145,000)        1,534,000                     (5,722,000)
Income tax benefit (provision):
  Recognition of deferred tax
     asset                                    13,170,000                --                                       13,170,000
  Income tax benefit (expense)                  (274,000)          820,000         (977,000)     (4)               (431,000)
                                           -------------       -----------      -----------                     -----------

     Net Income                                5,785,000           675,000          557,000                       7,017,000
Preferred stock dividends                             --                --       (1,750,000)     (6)             (1,750,000)
                                           -------------       -----------      -----------                     -----------
Earnings on common stock                   $   5,785,000       $   675,000      $(1,193,000)                    $ 5,267,000
                                           =============       ===========      ===========                     ===========

Earnings per common share                  $         .34                                                        $       .30
                                           =============                                                        ===========

Average number of common
  shares used in primary
  computation                                 16,851,925                                                         17,770,242
                                           =============                                                        ===========


                 The accompanying notes are an integral part
                   of these pro forma financial statements.

                                TOM BROWN, INC.

    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
      for the Balance Sheet as of December 31, 1995 and the Statement of Operations for the Twelve Months ended December 31, 1995

BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based on the audited financial statements of Tom Brown, Inc. and Subsidiaries (the "Company") and K N Production Company for the year ended December 31, 1995, and upon adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

The pro forma adjustments reflect the following:

Note (1): Reflects shares issued by the Registrant, allocation of purchase price and elimination of KNPC's equity.

Note (2): Reflects reduction in general and administration expenses to allow for consolidation of companies.

Note (3):  To record acquisition costs incurred by Registrant for KNPC.

Note (4): To eliminate the income tax benefit allocated to KNPC by K N Energy, Inc. and record effect of the utilization of the Registrant's net operating loss carryforward.

Note (5): To record depreciation, depletion and amortization expense for the write-up of assets resulting from the acquisition.

Note (6):  To record payment of preferred dividends.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 15, 1996
                                        TOM BROWN, INC.


                                        By: /s/ R. KIM HARRIS
                                           --------------------------------
                                           R. Kim Harris, Controller and
                                            Principal Financial Officer